Exhibit 3.09

FILED

2007 FEB 20 AM 10:54

SECRETARY OF STATE
TALLAHASSEE, FLORIDA

ARTICLES OF INCORPORATION	H07000045792 3
In compliance with Chapter 607 and/or Chapter 621, F.S. (Profit)

ARTICLE I	NAME
The name of the corporation shall be:

21st Century Oncology of Jacksonville, Inc.

ARTICLE II	PRINCIPAL OFFICE
The principal place of business/mailing address is:
2234 Colonial Boulevard, Fort Myers, Florida 33907

ARTICLE III	PURPOSE
The purpose for which the corporation is organized is;
to provide radiation therapy services

ARTICLE IV	SHARES
The number of shares of stock is:

200

ARTICLE V	INITIAL OFFICERS AND/OR DIRECTORS

List name(s), address(es) and specific title(s):

Dr. Michael J. Katin - Chairman of the Board - 2234 Colonial Boulevard, Fort Myers, Florida 33907

Dr. Daniel E. Dosoretz - President/CEO/Director - 2234 Colonial Boulevard, Fort Myers, Florida 33907

David M. Koeninger - Vice President - 2234 Colonial Boulevard, Fort Myers, Florida 33907

Jeffrey A. Pakrosnis - Treasurer -2234 Colonial Boulevard, Fort Myers, Florida 33907

Dr. Howard Sheridan - Director- 2234 Colonial Boulevard, Fort Myers, Florida 33907

Dr. James H. Rubenstein - Secretary/Director - 2234 Colonial Boulevard, Fort Myers, Florida 33907

ARTICLE VI	REGISTERED AGENT

The name and Florida street address (P.O. Box NOT acceptable) of the registered agent is:

Corporation Service Company, 1201 Hays Street, Tallahassee, FL 32301

ARTICLE VII	INCORPORATOR

The name and address of the Incorporator is:

Darren Kelly

c/o Gartunkel, Wild & Travis, P.C.

111 Great Neck Road

Great Neck, NY 11021

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Having been named as registered agent to accept service of process for the above stated corporation at the place designated in this certificate, I am familiar with and accept the appointment as registered agent and agree to act to this capacity

Heather Chapman
as its agent

Corporation Service Company

By:	/s/ Heather Chapman	2/20/07
	Signature/Registered Agent	Date

	/s/ Darren Kelly	2/20/07
	Signature/Incorporator	Date